Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2013 RESULTS

•	2013 Earnings per Diluted Share of $1.61

•	2013 Normalized FFO up 26.9%; 2013 AFFO up 34.8% to $2.87 per Diluted Share

•	2014 AFFO Guidance of $213-$219 million or $2.96 to $3.04 per Diluted Share

•	Quarterly Dividend of $0.57 per Share, In-line with Approximately 75% Payout of AFFO

Boca Raton, Fla. – February 19, 2014 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe, reported today its financial results for the fourth quarter and full-year 2013.

Fourth Quarter 2013 Highlights

•	Earnings per Diluted Share of $0.38

•	Net Operating Income of $108.7 million, before real estate related operating lease expenses

•	Normalized FFO of $0.59 per Diluted Share

•	AFFO of $0.72 per Diluted Share

For the fourth quarter 2013, GEO reported Normalized Funds From Operations (“Normalized FFO”) of $42.0 million, or $0.59 per diluted share, an increase of 8.7% from $38.6 million, or $0.63 per diluted share, for the fourth quarter 2012. GEO reported fourth quarter 2013 Adjusted Funds From Operations (“AFFO”) of $51.6 million, or $0.72 per diluted share, an increase of 24.6% from $41.4 million, or $0.67 per diluted share, for the fourth quarter 2012.

For the fourth quarter 2013, GEO reported Net Operating Income of $108.7 million, before real estate related operating lease expenses of $6.1 million, compared to fourth quarter 2012 net operating income of $103.6 million, before real estate related operating lease expense of $6.1 million.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our fourth quarter and year-end results as well as our outlook for 2014, which continue to reflect strong operational and financial performance from our diversified business units. During the fourth quarter 2013 and the early part of the first quarter 2014, we achieved several important milestones with the activation of several projects totaling approximately 5,700 beds which are expected to generate close to $100 million in annualized revenue. We have also increased our quarterly dividend to $0.57 per share driven by the continued growth in our Adjusted Funds From Operations. We continue to be optimistic regarding the growth opportunities in our industry which we expect will continue to create value for our shareholders.”

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

GEO reported total revenues for the fourth quarter 2013 of $383.5 million up from total revenues of $378.7 million for the fourth quarter 2012. GEO reported fourth quarter 2013 net income of $0.38 per diluted share, compared to $1.32 per diluted share for the fourth quarter 2012.

GEO’s fourth quarter 2013 earnings reflect a non-recurring tax benefit of $8.1 million related to GEO’s REIT conversion offset by $1.2 million in after-tax start-up expenses associated with the reactivation of GEO’s Central Valley and Desert View Modified Community Correctional Facilities in California, $0.7 million, after-tax, in REIT conversion related expenses and $8.4 million, after-tax, related to the write-off of deferred financing fees in connection with GEO’s recent tender offer and redemption of its $250 million 7 3/4% senior unsecured notes originally due 2017. GEO’s fourth quarter 2012 earnings reflect a positive adjustment of $79.0 million related to the elimination of certain net deferred tax liabilities associated with GEO’s REIT conversion partially offset by $9.0 million, after-tax, in REIT conversion related expenses.

Full-Year 2013 Highlights

•	Earnings per Diluted Share of $1.61

•	Net Operating Income of $421.5 million, before real estate related operating lease expenses

•	Normalized FFO of $2.34 per Diluted Share

•	AFFO of $2.87 per Diluted Share

For the full-year 2013, GEO reported Normalized FFO of $167.7 million, or $2.34 per diluted share, an increase of 26.9% from $132.1 million, or $2.16 per diluted share, for the full-year 2012. GEO reported AFFO of $205.3 million, or $2.87 per diluted share, for the full-year 2013, an increase of 34.8% from $152.3 million, or $2.49 per diluted share, for the full-year 2012.

For the full-year 2013, GEO reported net operating income of $421.5 million, before real estate related operating lease expenses of $24.3 million, compared to full-year 2012 net operating income of $413.8 million, before real estate related operating lease expense of $23.9 million.

GEO reported total revenues for the full-year 2013 of $1.52 billion up from total revenues of $1.48 billion for the full-year 2012. GEO reported full-year 2013 net income of $1.61 per diluted share, compared to $2.20 per diluted share for the full-year 2012.

GEO’s full-year 2013 earnings reflect a non-recurring tax benefit of $21.1 million related to GEO’s REIT conversion and the settlement of Internal Revenue Service audit years 2010 and 2011 offset by $1.2 million in after-tax start-up expenses associated with the reactivation of GEO’s Central Valley and Desert View Modified Community Correctional Facilities in California, $5.4 million, after-tax, in REIT conversion related expenses and $14.2 million, after-tax, related to the write-off of deferred financing fees. GEO’s full-year 2012 earnings reflect a positive adjustment of $79.0 million related to the elimination of certain net deferred tax liabilities associated with GEO’s REIT conversion offset by $9.6 million, after-tax, in REIT conversion related expenses and $5.0 million, after-tax, related to the write-off of deferred financing fees.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Net Operating Income, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures.

2014 Financial Guidance

GEO issued financial guidance for the full-year 2014 and first quarter 2014. GEO expects its full-year 2014 AFFO to be in a range of $2.96 to $3.04 per diluted share, or $213 million to $219 million. On a GAAP basis, GEO expects its net income for the full year 2014 to be in a range of $1.78 to $1.86 per diluted share.

GEO expects full-year 2014 revenues to be in a range of $1.60 billion to $1.62 billion. GEO’s full-year 2014 Net Operating Income is expected to be in a range of $448 million to $454 million, before real estate related operating lease expense of approximately $25 million. GEO expects full-year 2014 Adjusted EBITDA to be in a range of $320 million to $326 million.

For the first quarter 2014, GEO expects AFFO to be in a range of $0.63 to $0.65 per diluted share, or $45 million to $47 million. On a GAAP basis, GEO expects first quarter 2014 earnings per diluted share to be in a range of $0.32 to $0.34 and first quarter 2014 revenues to be in a range of $387 million to $392 million. Compared to fourth quarter 2013 results, first quarter 2014 AFFO guidance reflects normal seasonal fluctuations in federal populations as well as approximately $0.05 to $0.06 per diluted share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year.

Quarterly Dividend

On February 18, 2014, GEO’s Board of Directors declared a quarterly cash dividend of $0.57 per share, which is an increase from GEO’s prior quarterly cash dividend of $0.55 per share. The quarterly cash dividend will be paid on March 14, 2014 to shareholders of record as of the close of business on March 3, 2014. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of net income to net operating income, EBITDA, and Adjusted EBITDA, and net income to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

GEO’s 2012 financial results are presented throughout as retrospectively revised for discontinued operations resulting from the discontinuation of three managed-only contracts with the State of Mississippi during the third quarter of 2012 and the divestiture of the healthcare facility business previously held by GEO’s former wholly-owned subsidiary, GEO Care, Inc., which was completed on December 31, 2012.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 10:00 AM (Eastern Time) to discuss GEO’s fourth quarter and full-year 2013 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-680-0869 and the international call-in number is 1-617-213-4854. The conference call participant passcode is 94725232. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 19, 2014 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call participant passcode for the telephonic replay is 27948243.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 98 facilities totaling approximately 77,000 beds, including projects under development, with a growing workforce of approximately 18,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2014, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense. Net Operating Income is calculated as net income adjusted by adding loss from discontinued operations, net of tax, subtracting equity in earnings of affiliates, net of tax, and by adding income tax provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense.

EBITDA is defined as net operating income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and loss on extinguishment of debt, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, and certain other adjustments as defined from time to time, including for the periods presented REIT conversion related expenses, pre-tax, and loss on extinguishment of debt, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented REIT conversion related expenses, net of tax, tax benefit related to IRS settlement and REIT conversion, and loss on extinguishment of debt, net of tax.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation and the amortization of debt costs and other non-cash interest and by subtracting recurring maintenance capital expenditures.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Because of the unique design, structure and use of our correctional facilities, we believe that assessing performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the first quarter 2014 and full year 2014, estimates of annualized revenue from the activation of several projects, and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2014 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its form 10-K, 10-Q and 8-K reports.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Fourth quarter and full-year 2013 financial tables to follow:

Consolidated Statements of Income

(In thousands except per share data)

(Unaudited)

	Q4 2013	Q4 2012	FY 2013	FY 2012

Revenues	$383,548	$378,731	$1,522,074	$1,479,062
Operating Expenses	280,919	281,229	1,124,865	1,089,232
Depreciation and Amortization	24,184	23,540	94,664	91,685
General and Administrative Expenses	30,436	34,649	117,061	113,792

Operating Income	48,009	39,313	185,484	184,353
Interest Income and other	(109)	1,497	3,324	6,716
Interest Expense	(20,991)	(20,160)	(83,004)	(82,189)
Loss on Extinguishment of Debt	(13,679)	—	(20,657)	(8,462)

Income Before Income Taxes, Equity in Earnings of Affiliates, and Discontinued Operations	13,230	20,650	85,147	100,418
Income Tax Benefit	(11,908)	(72,837)	(26,050)	(40,562)
Equity in Earnings of Affiliates, net of income tax provision	2,493	1,926	6,265	3,578

Income from Continuing Operations	27,631	95,413	117,462	144,558
Loss from Discontinued Operations, net of income tax benefit	—	(13,777)	(2,265)	(10,660)

Net Income	27,631	81,636	115,197	133,898
Less: (Income)/Loss Attributable to Noncontrolling Interests	(20)	(28)	(62)	852

Net Income Attributable to The GEO Group, Inc.	$27,611	$81,608	$115,135	$134,750

Weighted Average Common Shares Outstanding:
Basic	71,324	61,218	71,116	60,934
Diluted	71,751	61,663	71,605	61,265
Income per Common Share Attributable to The GEO Group, Inc. (1):
Basic:
Income from continuing operations	$0.39	$1.56	$1.65	$2.39
Loss from discontinued operations	0.00	(0.23)	(0.03)	(0.17)

Net income per share — basic	$0.39	$1.33	$1.62	$2.21

Diluted:
Income from continuing operations	$0.38	$1.55	$1.64	$2.37
Loss from discontinued operations	0.00	(0.22)	(0.03)	(0.17)

Net income per share — diluted	$0.38	$1.32	$1.61	$2.20

(1)	Note that earnings per share may contain summation differences due to rounding.

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	FY 2013	FY 2012
ASSETS
Current Assets
Cash and cash equivalents	$52,125	$31,755
Restricted cash and investments	11,518	15,654
Accounts receivable, less allowance for doubtful accounts	250,530	246,635
Current deferred income tax assets	20,936	18,290
Prepaid expenses and other current assets	49,236	24,849

Total current assets	384,345	337,183

Restricted Cash and Investments	18,349	32,756
Property and Equipment, Net	1,727,798	1,687,159
Assets Held for Sale	—	3,243
Direct Finance Lease Receivable	16,944	26,757
Non-Current Deferred Income Tax Assets	4,821	2,532
Goodwill	490,196	490,308
Intangible Assets, Net	163,400	178,318
Other Non-Current Assets	83,511	80,938

Total Assets	$2,889,364	$2,839,194

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$47,286	$50,110
Accrued payroll and related taxes	38,726	39,322
Accrued expenses	114,950	116,557
Current portion of capital lease obligation, long-term debt, and non-recourse debt	22,163	53,882

Total current liabilities	223,125	259,871

Non-Current Deferred Income Tax Liabilities	14,689	15,703
Other Non-Current Liabilities	64,961	82,025
Capital Lease Obligations	10,924	11,926
Long-Term Debt	1,485,536	1,317,529
Non-Recourse Debt	66,153	104,836
Shareholders Equity	1,023,976	1,047,304

Total Liabilities and Shareholders’ Equity	$2,889,364	$2,839,194

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Reconciliation of Net Income to FFO, Normalized FFO, and AFFO

(In thousands except per share data)

(Unaudited)

	Q4 2013	Q4 2012	FY 2013	FY 2012

Net Income attributable to GEO Group	$27,611	$81,608	$115,135	$134,750

Add:

Real Estate Related Depreciation and Amortization	13,306	13,267	51,680	51,182

Loss from Disc Ops, net of income tax benefit	—	(13,777)	(2,265)	(10,660)

Equals: NAREIT defined FFO	$40,917	$108,652	$169,080	$196,592

Add:
REIT conversion related expenses, net of tax	743	9,001	5,440	9,606
Tax benefit related to IRS settlement & REIT conversion	(8,065)	(79,033)	(21,103)	(79,033)
Loss on extinguishment of debt, net of tax	8,393	—	14,240	4,977

Equals: FFO, normalized	$41,988	$38,620	$167,657	$132,142

Add:

Non-Real Estate Related Depreciation & Amortization	10,878	10,273	42,984	40,503

Consolidated Maintenance Capital Expenditures	(4,723)	(10,551)	(19,159)	(30,737)

Stock Based Compensation Expenses	2,121	1,531	7,889	6,543

Amortization of Debt Costs and Other Non-Cash Interest	1,307	1,523	5,916	3,864

Equals: AFFO	$51,571	$41,396	$205,287	$152,315

Weighted average common shares outstanding - Diluted	71,751	61,663	71,605	61,265

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.59	$0.63	$2.34	$2.16

AFFO Per Diluted Share	$0.72	$0.67	$2.87	$2.49

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

Reconciliation of Net Income to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Q4 2013	Q4 2012	FY 2013	FY 2012

Net income attributable to GEO Group	$27,611	$81,608	$115,135	$134,750
Less
Net (income)/loss attributable to noncontrolling interests	(20)	(28)	(62)	852

Net Income	$27,631	$81,636	$115,197	$133,898

Add
Loss from discontinued operations, net of income tax provision (benefit)	—	13,777	2,265	10,660
Equity in earnings of affiliates, net of income tax provision	(2,493)	(1,926)	(6,265)	(3,578)
Income tax benefit	(11,908)	(72,837)	(26,050)	(40,562)
Interest expense, net of interest income	21,100	18,663	79,680	75,473
Loss on extinguishment of debt	13,679	—	20,657	8,462
Depreciation and amortization	24,184	23,540	94,664	91,685
General and administrative expenses	30,436	34,649	117,061	113,792

Net Operating Income, net of operating lease obligations	$102,629	$97,502	$397,209	$389,830

Add: Operating lease expense, real estate	6,117	6,054	24,259	23,947

Net Operating Income (NOI)	$108,746	$103,556	$421,468	$413,777

Less:
General and administrative expenses	30,436	34,649	117,061	113,792
Operating lease expense, real estate	6,117	6,054	24,259	23,947
Loss on extinguishment of debt	13,679	—	20,657	8,462
Equity in earnings of affiliates, pre-tax	(3,410)	(2,728)	(8,654)	(5,238)

EBITDA	$61,924	$65,581	$268,145	$272,814

Adjustments
Net (income) loss attributable to non-controlling interests	(20)	(28)	(62)	852
Stock based compensation expenses, pre-tax	2,121	1,531	7,889	6,543
REIT conversion related expenses, pre-tax	743	14,670	8,181	15,670
Loss on extinguishment of debt, pre-tax	13,679	—	20,657	8,462

Adjusted EBITDA	$78,447	$81,754	$304,810	$304,341

—More—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

Exhibit 99.1

NEWS RELEASE

2014 Outlook/Reconciliation

(In thousands except per share data)

(Unaudited)

	Full-Year 2014

Net Income	$128,000	to	$134,000
Real Estate Related Depreciation and Amortization	52,000		52,000

Funds from Operations (FFO)	$180,000	to	$186,000

Adjustments	—		—

Normalized Funds from Operations	$180,000	to	$186,000

Non-Real Estate Related Depreciation and Amortization	43,000		43,000
Consolidated Maintenance Capex	(23,000)		(23,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	13,000		13,000

Adjusted Funds From Operations (AFFO)	$213,000	to	$219,000

Net Cash Interest Expense	74,000		74,000
Consolidated Maintenance Capex	23,000		23,000
Income Taxes	10,000		10,000

Adjusted EBITDA	$320,000	to	$326,000

G&A Expenses	110,000		110,000
Non-Cash Stock Based Compensation	(7,000)		(7,000)

Net Operating Income, Net of Real Estate Related Operating Lease Expense	$423,000	to	$429,000

Real Estate Related Operating Lease Expense	25,000		25,000

Net Operating Income	$448,000	to	$454,000

FFO Per Share (Normalized)	$2.50	to	$2.58
AFFO Per Share	$2.96	to	$3.04
Weighted Average Common Shares Outstanding-Diluted	72,000		72,000

—End—

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations